EXHIBIT 10.32


                       SEABURY TRANSPORTATION ADVISORS LLC


December 16, 2002

CONFIDENTIAL

Mr. Thomas Pascoe
President & Chief Executive Officer
HiEnergy Technologies, Inc.
1601 Alton Parkway, Unit B
Irvine, California 92606

Re: Engagement of Seabury

Gentlemen:

This letter agreement (this "Agreement") confirms the engagement of Seabury Transportation Advisors LLC and the designated NASD-registered broker-dealer affiliate of Seabury Transportation Advisors LLC, (collectively "Seabury") by HiEnergy Technologies, Inc. ("HiEnergy" or the "Company") as placement agent to arrange the sale of equity or equity-linked securities (the "Securities") on behalf of the Company. The sale of Securities (the "Financing" or "Financings") may occur through a private placement pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and in compliance with applicable securities laws of states and other jurisdictions ("Blue Sky Laws").

     1. Retention. Subject to the terms and conditions of this Agreement, HiEnergy hereby engages Seabury to act on behalf of the Company as placement agent during the Authorization Period (as defined below) to arrange the sale of Securities in the amount of approximately $15 million and on terms and conditions satisfactory to the Company and Seabury hereby accepts such engagement.

Subject to the exceptions set forth below, (a) during the Authorization Period, HiEnergy shall not, and shall not permit its affiliates or their representatives to, directly or indirectly, (i) offer any Securities for sale to, or otherwise contact, discuss or negotiate with respect to any offer or sale of any Securities with, any person, (ii) authorize anyone other than Seabury to act on behalf of the Company to place any Securities or (iii) have any discussions or negotiations with any person other than Seabury with respect to engaging such person as a finder, broker, dealer, agent or financial advisor in connection with any sale of Securities; and (b) HiEnergy shall, and shall cause its affiliates and its and their officers, directors, employees and representatives to, promptly refer to Seabury all offers, inquiries and proposals relating to any Securities received at any time during the Authorization Period.

Although Seabury is retained on a non-exclusive basis by HiEnergy, the Company agrees that HC Wainwright is the only financial intermediary currently retained by the company and is focused on individual investors. Wainwright will not approach institutional investors or strategic partners without the consent of both Seabury and HiEnergy. In addition, due to SEC and NASD regulations, HiEnergy will ensure that Seabury is provided with, and consents to, any and all


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material HC Wainwright  delivers to potential  investors in order to ensure that it materially conforms to the material HiEnergy and Seabury have created for distribution to potential investors. If HiEnergy in its sole discretion deems it appropriate, HiEnergy may direct Wainwright and retain such other placement agents as it sees fit to conduct a private placement with registration rights to investors other than institutional investors or strategic partners. Seabury acknowledges that HiEnergy is in discussions with respect to a placement in the $3 million to $5 million range, in which the parties do not expect Seabury to participate.

     2. Authorization Period. Seabury's engagement shall become effective on the date hereof and, unless extended by HiEnergy and Seabury, shall expire one (1) year after the signing of this Agreement. In the event that there has not been an acceptable term sheet regarding a Financing within one hundred and eighty
(180) days of the execution of this Agreement, or a closing of such a Financing within two hundred forty (240) days of the execution of this Agreement, the Company may terminate (either a "Company Termination Event") this Agreement in writing upon ten days notice. The period from the date hereof through the expiration of this Agreement is called the "Authorization Period." In the event of a material change affecting Seabury's status as a company or related to its personnel occurs, the Company may terminate this Agreement in writing upon ten days notice.

     3. Compensation. HiEnergy shall pay Seabury the compensation set forth below:

     a. Fee. In consideration for entering into this agreement, HiEnergy shall pay Seabury a retainer fee of $25,000 in cash upon execution of this Agreement and $25,000 in cash on March 1, 2003. HiEnergy shall also pay Seabury a cash placement fee equal to 8.0% on that portion of any gross proceeds placed by Seabury and received by the Company (the "Aggregate Consideration") in connection with the Financings thereafter. The cash placement fee shall be payable on the closing date on which such Aggregate Consideration is received by the Company.

     b. Placement Agent Warrants. On each closing date on which Aggregate Consideration is paid or becomes payable, HiEnergy shall issue to Seabury or its permitted assigns warrants (the "Warrants") to provide 10% warrant coverage based on the Aggregate Consideration received from purchasers divided by the exercise price. The exercise price of the Warrants shall be equal to the price at which common equity of the Company is issued (or in the event of a convertible security, the conversion price or exercise price into common equity on the closing date). The Warrants shall be exercisable after the date of issuance and shall expire five years after the date of issuance, unless otherwise extended by the Company. The Warrants shall be substantially in the form of Exhibit 3(b) hereto. The Warrants shall also include piggyback registration rights. The Warrants shall be transferable within Seabury, at Seabury's discretion. Notwithstanding the foregoing, the compensation payable under this section may be paid in HiEnergy common shares, subject to mutual agreement between Seabury and HiEnergy.

       c. Tail Period. HiEnergy shall, and shall cause its affiliates to, pay to Seabury all compensation described in this Section 3 with respect to all Securities including debt, convertible debt or any equity or debt investment sold to a purchaser or purchasers at any time prior to the expiration of twelve
(12) months after the expiration of this Agreement (the "Tail Period") if (i) such purchaser or purchasers were identified to the Company by Seabury during


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the Authorization  Period, (ii) Seabury advised the Company with respect to such purchaser or purchasers during the Authorization Period or (iii) the Company or Seabury had substantive discussions with such purchaser or purchasers regarding
a  significant   investment  in  HiEnergy  during  the   Authorization   Period.
Notwithstanding the foregoing, in the event the Agreement is terminated due to a Company Termination Event, (1) the Tail Period shall be reduced to a period of six months after expiration of this Agreement and (2) the corresponding cash fee percentage shall be reduced to 4% from 8% and the corresponding warrant coverage percentage shall be reduced to 4% from 10%.

     4. Reimbursements. Regardless of whether the Private Placements or sales of Securities are consummated, the Company shall reimburse Seabury for all of its reasonable out-of-pocket expenses, not to exceed $10,000 without the written consent of HiEnergy, incurred in connection with its engagement, including the fees and disbursements of counsel for Seabury and the expenses of any travel that may be necessary.

     5.  Representations.   Warranties  and  Covenants  of  HiEnergy.   HiEnergy
represents and warrants to, and covenants with, Seabury as follows:

     a. Neither the Company nor any person acting on its behalf has taken, and HiEnergy shall not and shall not permit its affiliates to take, directly or indirectly, any action so as to cause any of the transactions contemplated by this agreement to fail to be entitled to exemption from registration or qualification under all applicable securities laws or which constitutes general advertising or general solicitation (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

      b. HiEnergy shall take and shall cause its affiliates to take such actions as may be required to cause compliance with this Agreement. Seabury acknowledges that HiEnergy may cause its affiliates to perform any of its obligations hereunder; provided, however, that HiEnergy's intention to do so (or any action by HiEnergy or Seabury in respect thereof) shall not relieve HiEnergy from its obligation to perform such obligations when due.

      c. HiEnergy shall render its performance hereunder in compliance with all applicable laws.

6. Representations, Warranties and Covenants of Seabury. Seabury represents and warrants to, and covenants with, HiEnergy as follows:

      a. None of Seabury, its affiliates or any person acting on behalf of Seabury or any of such affiliates has engaged or will engage in any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

     b.  Seabury  will use its best  efforts to conduct the offering and sale of
Securities  so  that   Securities  are  sold  in  a  transaction  or  series  of
transactions exempt from registration under the Securities Act.

     c. Seabury shall render its performance hereunder in compliance with all applicable laws. Seabury shall deliver to potential investors only those materials that HiEnergy and Seabury have created and HiEnergy has approved for distribution to potential investors.

     d. Seabury will send materials related to the Financings only to persons that the Seabury reasonably believes are "accredited investors" (as defined under Rule 501(a) of the Securities Act).

     7. Indemnification. The Company agrees to the indemnification and other agreements set forth in the attached Indemnification Agreement, the provisions of which are incorporated herein by reference.

     8. Subsequent Offerings. Seabury shall have the right from the date hereof until twelve months after the expiration of this Agreement, to act as the managing placement agent in connection with the sale of equity or equity-linked securities through a Private Placement. In addition, during the Authorization Period and for two years thereafter, Seabury shall have the right to participate as a co-manager, on a non-risk basis in an underwritten public offering of the Company's securities and, unless otherwise determined by HiEnergy in consultation with the lead managing underwriter, Seabury shall receive a minimum allocation of 10% of the gross underwriting fees and any non-accountable expense allowances, and Seabury's name shall appear as a co-managing underwriter on the cover of any prospectus used in connection with any sale of equity securities described in this clause. Seabury agrees to consider alternate roles and proportionate economically comparable compensation arrangements if HiEnergy, in consultation with the lead managing underwriter, determines that market conditions are not favorable to the allocations contemplated by this Section 8. Notwithstanding the other provisions of this Section 8, Seabury shall have none of the rights contemplated by this Section 8 in the event the Agreement is terminated due to a Company Termination Event.

     9. Mergers & Acquisitions. During the Authorization Period, Seabury shall act as the financial advisor to the Company with respect to any potential business combination involving the Company, including acquisitions or mergers or the sale of the Company or certain assets or divisions of the Company (a "Business Combination"). Seabury shall be compensated for any Business Combination completed during the Authorization Period or for the twelve (12) month period thereafter (the "Tail Period") with any person with whom the Company or Seabury had substantive discussions regarding a Business Combination during the Authorization Period. HiEnergy shall pay Seabury an amount (the 'Transaction Fee") according to the schedule hereunder, based on the transaction value, which is payable in cash on the closing date of such Business Combination, subject to a minimum Transaction Fee of $250,000 and a carve out for a Business Combination with a transaction value of less than $5 million.

     Transaction  Value              Transaction  Fee
     Up to $50,000,000               2.0% of such amount; plus
     In excess of $50,000,000        1.5% of such amount

For the six month period following the expiration of this Agreement, if HiEnergy elects to pursue the sale of the Company or receives an offer to purchase or merge with the Company by a person not covered under the section above, HiEnergy agrees to engage Seabury and Seabury agrees to act as HiEnergy's financial advisor in connection with the potential sale or merger according to the terms set forth above.

Notwithstanding the other provisions of this Section 9, Seabury shall have none of the rights or entitlement to compensation contemplated by this Section 9 in the event the Agreement is terminated due to a Company Termination Event.

     10. Further Investment. Seabury has the right, but not the obligation, to participate in any equity transaction completed during the term of this Engagement, on the same terms as the other investors to such equity transaction. Seabury's allocation in any equity transaction shall be limited, however, to ten percent (10%) of the total capital raise.


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     11.  Survival  of  Certain   Provisions.   The  expense,   indemnification,
reimbursement and contribution obligations of HiEnergy provided herein and in the attached Indemnification Agreement and, except as expressly provided otherwise in Sections 3(c), 8 and 9, Seabury's rights to compensation (which term includes all fees, amounts and Warrants due or which may become due) shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction described herein or (ii) any termination or the completion or expiration of this Agreement.

     12. Notices. Notice given pursuant to any of the provisions of this Agreement shall be given in writing and shall be sent by certified mail, return receipt request or recognized overnight courier or personally delivered (a) if to the Company, to HiEnergy Technologies, Inc. office at 1601 Alton Parkway, Unit B, Irvine, California 92606. Attention: Thomas Pascoe, President & Chief Executive Officer, and; (b) if to Seabury, to its office at 540 Madison Avenue, 17th floor, New York, NY 10022. Attention: Roy Clauss, Managing Director.

     13. Confidentiality. No financial advice rendered by Seabury pursuant to this Agreement or by HC Wainwright pursuant to its engagement agreement may be disclosed publicly in any manner without Seabury's prior written approval, except as may be required by law, regulation or court order but subject to the limitation below. If the Company is required or reasonably expects to be so required to disclose any advice, HiEnergy shall provide Seabury with prompt notice thereof so that Seabury may seek a protective order or other appropriate remedy and take reasonable efforts to assure that all of such advice disclosed will be covered by such order or other remedy. Whether or not such a protective order or other remedy is obtained, HiEnergy will and will cause its affiliates to disclose only that portion of such advice, which the Company is so required to disclose.

     14. Miscellaneous. This Agreement (including the attached Indemnification Agreement) sets forth the entire agreement between the parties, supersedes and merges all prior written or oral agreements with respect to the subject matter hereof, may only be amended in writing and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The parties shall make reasonable efforts to resolve any dispute concerning this Agreement, its construction or its alleged breach by face-to-face negotiations. If such negotiations fail to resolve the dispute, the dispute shall be finally decided by arbitration in accordance with the rules then in effect of the American Arbitration Association. Any arbitration will be conducted in the New York City metropolitan area. HiEnergy (for the Company, for anyone claiming through or in the name of the Company and on behalf of the equity holders the Company) and Seabury each hereby irrevocably waives any right it may have to trial by jury in respect of any claim arising out of this Agreement or the transactions contemplated hereby.

This Agreement may not be assigned by either party without the prior written consent of the other party.

If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not effect such provision in any other respect or any other provision of this Agreement. Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Seabury the enclosed duplicate copy of this Agreement.

     Very truly yours,


     Seabury Transportation Advisors LLC


     By:  /s/ John E. Luth
        ---------------------
     John E.  Luth
     President & CEO


Accepted and agreed to as of the date first written above

     HiEnergy Technologies, Inc.



     By:  /s/ Tom Pascoe
        ------------------
     Thomas Pascoe
     President & Chief Executive Officer

                                                               December 18, 2002

Seabury Transportation Advisors LLC
540 Madison Avenue, 17th Floor
New York, NY 10022


Gentlemen:

         In connection with the engagement of Seabury Transportation Advisors LLC and/or one or more of its affiliates ("Seabury") to advise and assist HiEnergy Technologies, Inc. (referred to herein as "we", "our", or "us") with the matters set forth in the Agreement dated December 18, 2002 (the "Engagement Agreement") between us and Seabury, we hereby agree to indemnify and hold harmless Seabury, its affiliated companies, and each of Seabury's and such affiliated companies' respective officers, directors, agents, employees, and controlling persons (within the meaning of each of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933) (each of the forgoing, including Seabury, being hereinafter referred to as an "Indemnified Person") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements, and other reasonable charges of counsel), actions (including actions brought by us or our equity holders or derivative actions brought by any person claiming through us or in our name), proceedings, arbitrations or investigations (whether formal or informal), or threats thereof (all of the foregoing being referred to as "Liabilities"), based upon, relating to, or arising out of such engagement or any Indemnified Person's role therein; provided, however that we shall not be liable under the Engagement Agreement or this agreement: (a) for any amount paid in settlement of claims without our consent, unless our consent is unreasonably withheld (b) to the extent that it is finally judicially determined, or expressly stated in an arbitration award, that such Liabilities resulted from the willful misconduct or gross negligence of Seabury and/or an Indemnified Person or (c) in the event Seabury is in breach of the Engagement Agreement. If multiple claims are brought against any Indemnified Person in an arbitration or other proceeding and at least one such claim is based upon, relates to, or arises out of the engagement of Seabury by us or any Indemnified Person's role therein, we agree that any award, judgment, and other Liabilities resulting therefrom shall be deemed conclusively to be based on, relate to, or arise out of the engagement of Seabury by us or any Indemnified Person's role therein, except to the extent that such award or judgment expressly states that the award or judgment, or any portion thereof, is based solely upon, relates to, or arises out of other matters for which indemnification is not available hereunder. In connection with our obligation to indemnify for expenses as set forth above, we further agree to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements, and other charges of counsel) as they are incurred by such Indemnified Person; provided, however that if an Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is finally judicially determined, or expressly stated in an arbitration award, that the Liabilities in question resulted primarily from the misconduct or negligence of such Indemnified Person. We hereby agree that neither Seabury nor any other Indemnified Person shall have any liability to us (or anyone claiming through us or in our name) in connection with Seabury's engagement by us except to the extent that such Indemnified Person has engaged in willful misconduct or been grossly negligent or in the event Seabury and/or an Indemnified Person is in breach of the Engagement Agreement.


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HIENERGY TECHNOLOGIES, INC.                                                   2

         Promptly after Seabury receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, Seabury will notify us thereof; but the omission so to notify us shall not relieve us from any obligation hereunder unless, and only to the extent that, such omission results in our forfeiture of substantive rights or defenses. If any such action or other proceeding shall be brought against any Indemnified Person, we shall, upon written notice given reasonably promptly following your notice to us of such action or proceeding, be entitled to assume the defense thereof at our expense with counsel chosen by us and reasonably satisfactory to such Indemnified Person; provided, however that any Indemnified Person may, at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at our expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to us, or (ii) a difference of position or potential difference of position exists between us and such Indemnified Person that would make such separate representation advisable; provided, however that in no event shall we be required to pay fees and expenses under this indemnity for more than one firm of attorneys (in addition to local counsel) in any jurisdiction in any one legal action or group of related legal actions. We agree that we will not, without the prior written consent of Seabury and provided such consent is not unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding relating to the matters contemplated by Seabury's engagement (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, or consent includes an unconditional release of Seabury and each other Indemnified Person from all liability arising or that may arise out of such claim, action, or proceeding.

         If the indemnification of an Indemnified Person provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unenforceable, then we agree, in lieu of indemnifying such Indemnified Person, to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by us on the one hand and by Seabury on the other from the transactions in connection with which Seabury has been engaged. If the allocation provided in the preceding sentence is not permitted by applicable law, then we agree to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits referred to in such preceding sentence but also the relative fault of us and of such Indemnified Person.

         Notwithstanding the foregoing, in no event shall the aggregate amount required to be contributed by all Indemnified Persons taking into account our contributions as described above exceed the amount of fees received by Seabury pursuant to such engagement. The relative benefits received or sought to be received by us on the one hand and by Seabury on the other shall be deemed to be in the same proportion as (a) the total value of the transactions with respect to which Seabury has been engaged bears to (b) the fees paid or payable to Seabury with respect to such engagement.

HIENERGY TECHNOLOGIES, INC.                                                   3


         The rights accorded to Indemnified Persons hereunder shall be in addition to any rights that any Indemnified Person may have at common law, by separate agreement or otherwise.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

WE HEREBY CONSENT, SOLELY FOR THE PURPOSE OF ALLOWING AN INDEMNIFIED PERSON TO ENFORCE ITS RIGHTS HEREUNDER, TO PERSONAL JURISDICTION AND SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM FOR WHICH INDEMNIFICATION MAY BE SOUGHT HEREUNDER IS BROUGHT AGAINST SEABURY OR ANY OTHER INDEMNIFIED PERSON.

         We and Seabury also hereby irrevocably waive any right we and Seabury may have to a trial by jury in respect of any claim based upon or arising out of this agreement. This agreement may not be amended or otherwise modified except by an instrument signed by both Seabury and us. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this agreement, which shall remain in full force and effect. Each Indemnified Person is an intended beneficiary hereunder.

         The  foregoing   indemnification   agreement  shall  remain  in  effect
indefinitely, notwithstanding any termination of Seabury's engagement.



                                          Very truly yours,

                                          HiEnergy Technologies, Inc.

                                          By: /s/ Tom Pascoe_______

                                          Thomas Pascoe
                                          President  & Chief Executive Officer




Acknowledged and Agreed to:

SEABURY TRANSPORTATION ADVISORS LLC

By: /s/ John E. Luth
   ---------------------------------------------

John E. Lu
President & CEO